Exhibit 10.4
EXECUTION VERSION
TRANSITION AGREEMENT AND GENERAL RELEASE
This Transition Agreement and General Release (the "Agreement") is entered into as of March 25, 2026, to be reaffirmed on April 3, 2026 and to become effective on April 11, 2026, provided it is reaffirmed and not revoked before that time (the "Effective Date"), by and between (1) Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the "Company"), and (2) James Muchmore (the "Employee"). The Company and the Employee are sometimes referred to herein individually as a "Party" and collectively as the "Parties."
RECITALS
WHEREAS, the Employee has been employed by the Company as Chief Legal Officer and Executive Vice President pursuant to an Employment Agreement dated January 13, 2023;
WHEREAS, the Employee's employment with the Company will end on April 3, 2026 (the "Separation Date");
WHEREAS, the Parties desire to resolve all matters arising from or related to the Employee's employment and separation therefrom;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.SEPARATION FROM EMPLOYMENT. Employee shall resign from his position as Chief Legal Officer and Executive Vice President on the Separation Date. The Employee acknowledges that, as of the Separation Date, the Employee is no longer authorized to act on behalf of the Company in any capacity.
2.TRANSITION BENEFITS
a.In consideration of the Employee's execution of this Agreement and compliance with its terms, the Company agrees to pay the Employee a lump sum payment of $212,500 (the "Transition Payment"), less applicable taxes and withholdings, within two days of the Effective Date. The Transition Payment shall be made on April 13, 2026 provided that Employee reaffirms this Agreement on the Separation Date and does not revoke this Agreement during the revocation period.
b.The Company will continue the Employee's group health insurance coverage under COBRA for the later of (i) 12 months following the Separation Date, or
(ii) the date that the Employee secures health insurance with another employer, with the Company paying 100% of the applicable premium.
No later than 5 days after the Separation Date, Company will issue Employee 108,893 restricted stock units (“RSUs”), which RSUs shall vest immediately, and the Company shall take all necessary steps to make the RSUs available for transfer to

Employee’s private brokerage account. All other previously unvested RSUs issued to Employee shall be forfeited and cancelled and Employee shall have no right to receive any such RSUs or other equity benefits. Employee confirms that this forfeiture is knowing and voluntary and is in exchange for the other Transition Benefits and agreements of Employer set forth in this Transition Agreement and General Release.
c.Employee’s reaffirmance of this Agreement on April 3, 2026 will serve as Employee’s agreement that he has received all wages, salary, accrued and unused vacation, personal days, and any other benefits and compensation that Employee earned during his employment.
3.GENERAL RELEASE OF CLAIMS.
a.In exchange for the Transition Benefits described in Section 2 herein, the Employee, on behalf of himself and his heirs, executors, administrators, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company, and each of its past and present parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, insurers, successors, and assigns (collectively, the "Released Parties"), from any and all claims, demands, actions, causes of action, suits, damages, losses, and expenses of any nature whatsoever, known or unknown, fixed or contingent (collectively, "Claims"), which the Employee has or may have arising from or relating in any way to the Employee's employment with the Company or the resignation therefrom, including but not limited to:
i.Claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA), the Genetic Information Act, Colorado’s Protected Health/Safety Expression and Whistleblowing law, the Colorado Anti-Discrimination Act, Colorado’s Equal Pay for Equal Work Act, and any other federal, state, or local statute, ordinance, regulation, or common laws;
ii.Claims for wrongful termination, breach of contract (express or implied), breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, or any other tort;
iii.Claims for unpaid wages, overtime, bonuses, commissions, vacation pay, Transition pay (other than as provided herein), or any other compensation or benefits, to the extent permitted by law; and
iv.Any other claim arising under federal, state, or local law in connection with the Employee's employment or the resignation therefrom.
b.ADEA / OWBPA Compliance

This Agreement is intended to comply with the Older Workers Benefit Protection Act ("OWBPA"). The Employee acknowledges that: (a) this Agreement is written in plain language and the Employee understands its terms; (b) the Employee has been advised to consult with an attorney prior to signing; (c) the Employee has been given at least 21 days to consider this Agreement; (d) the Employee has 7 days following execution to revoke this Agreement by delivering written notice to the Company; and (e) the release of ADEA claims is in exchange for consideration exceeding anything to which the Employee is already entitled.
c.Exclusions from Release
Notwithstanding the foregoing, this release does not apply to: (a) claims that cannot be waived as a matter of law; (b) claims arising after the Effective Date of this Agreement; (c) the Employee's right to file a charge with or participate in an investigation by a government agency (provided the Employee waives any right to personal monetary relief in connection therewith); or
(d) any vested retirement benefits to which the Employee is entitled.
4.PUBLIC COMMUNICATION ABOUT EMPLOYEE’S DEPARTURE
The parties agree to collaborate on any public communications about Employee’s departure from the Company. Employee shall have the ability to review, edit, and approve any communications on this topic. Employee shall not unreasonably withhold such approval.
5.CONFIDENTIAL INFORMATION
Employee agrees that he is bound by the terms of the Confidential Information policy in the Company’s Code of Conduct, which Employee signed on January 23, 2023, and which is incorporated by reference herein.
6.MUTUAL NON-DISPARAGEMENT
Pursuant to the Colorado POWR Act, Employee and the Company agree not to disparage or defame the other. Such restriction does not prohibit Employee from disclosing the underlying facts of any alleged discriminatory or unfair employment practice, including the existence and terms of a settlement agreement, to Employee’s immediate family members, religious advisor, medical or mental health provider, mental or behavioral health therapeutic support group, legal counsel, financial advisor, or tax preparer. Such restriction does not prohibit Employee from disclosing the underlying facts of any alleged discriminatory or unfair employment practice to any government agency, including the existence and terms of a settlement agreement, or in response to a subpoena without first notifying the employer. In relation to the Company, the Company will not authorize or permit any disparaging or defamatory statements about Employee to be made on behalf of the Company. However, the Company cannot be liable for unauthorized comments by non-executive and non-board member employees.
The Parties acknowledge that disclosure of the underlying facts of any alleged discriminatory or unfair employment practice, does not constitute disparagement of the Company or others involved. The Company may not seek to enforce this provision or seek damages if the Company has breached this term first and disparaged Employee in violation of this section.

6.NO ADMISSION OF LIABILITY
This Agreement is not, and shall not be construed as, an admission of any wrongdoing, liability, or violation of any law or regulation by either Party. Both Parties expressly deny any such wrongdoing or liability.
7.ENTIRE AGREEMENT; AMENDMENTS
This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, and understandings, whether written or oral, relating to the Employee's separation from employment. This Agreement may not be modified or amended except by a written instrument signed by both Parties.

8.GOVERNING LAW AND DISPUTE RESOLUTION
This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflict of laws principles. Any dispute arising out of or relating to this Agreement shall be resolved in state or federal court in Colorado.

9.SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it enforceable, and the remaining provisions shall remain in full force and effect.

10.KNOWING AND VOLUNTARY EXECUTION
THE EMPLOYEE ACKNOWLEDGES THAT THEY HAVE READ THIS AGREEMENT CAREFULLY, UNDERSTAND ITS TERMS, AND ARE SIGNING IT VOLUNTARILY AND OF THEIR OWN FREE WILL. THE EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING.

IN WITNESS WHEREOF, the Parties have first executed this Agreement as of the date first written above.

FOR THE COMPANY:

/s/ Samuel C. Davis
Authorized Signature
Printed Name: Samuel C. Davis Title: Chief Executive Officer Date: March 25, 2026

FOR THE EMPLOYEE:

/s/ James Muchmore
Employee Signature
Printed Name: James Muchmore Date: March 25, 2026

FURTHER, EMPLOYEE RE-AFFIRMS THIS AGREEMENT AS OF APRIL 3, 2026.

FOR THE EMPLOYEE:

/s/ James Muchmore
Employee Signature
Printed Name: James Muchmore Date: April 3, 2026

ADDENDUM TO THE AGREEMENT
Bridger Aerospace Group Holdings, Inc. and James Muchmore attest that the attached Agreement complies with Colorado Revised Statute § 24-34-407(1).

Dated: March 25, 2026                /s/ James Muchmore
James Muchmore

Dated: March 25, 2026                Bridger Aerospace Group Holdings, Inc.

/s/ Samuel C. Davis
By: Samuel C. Davis
Its: Chief Executive Officer